Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Legg Mason Partners Money Market Trust of our report dated October 16, 2020, relating to the financial statements and financial highlights, which appears in Western Asset New York Tax Free Money Market Fund and Western Asset U.S. Treasury Reserves Annual Report on Form N-CSR for the year ended August 31, 2020. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

December 17, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Legg Mason Partners Money Market Trust of our report dated October 20, 2020, relating to the financial statements and financial highlights, which appears in Western Asset Government Reserves and Western Asset Tax Free Reserves Annual Report on Form N-CSR for the year ended August 31, 2020. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

December 17, 2020